UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2014

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 30, 2014, CNO Financial Group, Inc., ("CNO"), announced that it has successfully completed the previously announced amendment to its senior secured credit facility to waive the requirement that the net proceeds in excess of $125 million to be received from the sale of Conseco Life Insurance Company be used to prepay amounts outstanding under CNO's senior secured credit facility. The facility consists of: (i) a $250 million four-year term loan which currently has an outstanding principal balance of $175 million; and (ii) a $425 million six-year term loan which currently has an outstanding principal balance of approximately $394 million. The sale of Conseco Life Insurance Company is expected to close mid-year 2014.

Item 9.01(d).	Financial Statements and Exhibits.

10.1	Second Amendment to the Senior Secured Credit Agreement.
99.1	Press release of CNO Financial Group, Inc. dated May 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: June 2, 2014
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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